                                                                     Exhibit 3.9



                          COMMONWEALTH OF PENNSYLVANIA

                               Department of State

                                     [Seal]

                          CERTIFICATE OF INCORPORATION

                  OFFICE OF THE SECRETARY OF THE COMMONWEALTH

TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

WHEREAS, Under the provisions of the laws of the Commonwealth, the Secretary of the Commonwealth is authorized and required to issue a "Certificate of Incorporation" evidencing the incorporation of an entity.

WHEREAS, The stipulations and conditions of the Law have been fully complied with by

                             KENTUCKY LADDER COMPANY

THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth, and under the authority of the Laws thereof, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, declare and certify the creation, erection and incorporation of the above in deed and in law by the name chosen hereinbefore specified.

     Such corporation shall have and enjoy and shall be subject to all the powers, duties, requirements, and restrictions, specified and enjoined in and by the applicable laws of this Commonwealth.

                    GIVEN under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 21st day of February in the year of our Lord one thousand nine hundred and
[SEAL] eighty-nine and of the Commonwealth the two hundred thirteenth

                                    /s/ James J. Hagerty
                              -----------------------------
                              Secretary of the Commonwealth


ALDER COHEN & GRIGSBY ESQS
2900 CNG TOWER
625 LIBERTY AVENUE
PITTSBURGH, PA  15222

                                                                       8916 713
                                    1081273

Applicant's Acct No. ___________                   Filed this ________ day of
                                                   ________, A.D. 1989
                                                   Commonwealth of Pennsylvania
                                                   Department of State
________________________________
                                                   FEB 21 1989
COMMONWEALTH OF PENNSYLVANIA
  DEPARTMENT OF STATE                             /s/ James J. Hagerty
   CORPORATION BUREAU                             Secretary of the Commonwealth
________________________________                  ______________________________


                          ARTICLES OF INCORPORATION
                                      of
                           KENTUCKY LADDER COMPANY

         In compliance with the requirements of Section 204 of the Business Corporation Law, Act of May 5, 1933 (P.L. 364), as amended (15 P.S. Section
1204), the undersigned, desiring to incorporate a business corporation, hereby certifies that:

         1. CORPORATE NAME. the name of the corporation is Kentucky Ladder Company.

         2. REGISTERED OFFICE. The location and post office address of the initial registered office of the corporation in this Commonwealth is 93 Werner Road, P.O. Box 580, Greenville, Pennsylvania 16125. (43)

         3. PURPOSES. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the purpose of having unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Act of May 5, 1933, P.O. 364, as amended, under the provisions of which this corporation has been incorporated.

         4. CORPORATE EXISTENCE. The term for which the corporation is to exist is perpetual.

         5. STOCK. The aggregate number of shares which the corporation shall have authority to issue is three thousand (3,000) shares of Common Stock, with a par value of $.01 per share.

         6. INCORPORATOR. The name and post office address of the incorporator is Frank J. Rauktis, c/o Alder Cohen & Grigsby, P.C., 2900 CNG Tower, 625 Liberty Avenue, Pittsburgh, Pennsylvania, 15222, and the number and class of shares subscribed for by such incorporator is one share of Common Stock, with a par value of $.01 per share.

                                                                        8916 714

         7. PERSONAL LIABILITY OF DIRECTORS.

         (a) ELIMINATION OF LIABILITY. To the fullest extent that the laws of the Commonwealth of Pennsylvania, as now in effect or as hereafter amended, permit elimination or limitation of the liability of directors, no director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director.

         (b) NATURE AND EXTENT OF RIGHTS. The provisions of this Article shall be deemed to be a contract with each director of the Corporation who serves as such at any time while this Article is in effect and each such director shall be deemed to be so serving in reliance on the provisions of this Article. Any amendment or repeal of this Article or adoption of any By-Law or provision of the Articles of the Corporation which has the effect of increasing director liability shall operate prospectively only and shall not have any effect with respect to any action taken, or any failure to act, by a director prior thereto.

         8. INDEMNIFICATION OF, AND ADVANCEMENT OF EXPENSES TO, DIRECTORS, OFFICERS AND OTHERS.

         (a) RIGHT TO INDEMNIFICATION. Except as prohibited by law, every director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against expenses and any liabilities paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which he or she may be involved in any manner, as a party, witness or otherwise, or is threatened to be made so involved, by reason of such person being or having been a director or officer of the Corporation or of a subsidiary of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another Corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "Action"); provided, that no such right of indemnification shall exist with respect to an Action initiated by an indemnitee (as hereinafter defined) against the Corporation (an "Indemnitee Action") except as provided in the last sentence of this Subsection (a). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors at any time denominates any of such persons as entitled to the benefits of this Article. As used in this Article, "indemnitee" shall include each director and officer of the Corporation and each other person denominated by the Board of Directors as entitled to the benefits of this Article, "expenses" shall mean all expenses actually and reasonably incurred,

                                                                       8916 715


including fees and expenses of counsel selected by an indemnitee, and "liabilities" shall mean amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement. An indemnitee shall be entitled to be indemnified pursuant to this Subsection (a) for expenses incurred in connection with any Indemnitee Action only (i) if the Indemnitee Action is instituted under Subsection (c) of this Article 8 and the indemnitee is successful in whole or in part in such Action, (ii) if the indemnitee is successful in whole or in part in another Indemnitee Action for which expenses are claimed or (iii) if the indemnification for expenses is included in a settlement of, or is awarded by a court in, such other Indemnitee Action.

         (b) RIGHT TO ADVANCEMENT OF EXPENSES. Every indemnitee shall be entitled as of right to have his or her expenses in defending any Action, or in initiating and pursuing any Indemnitee Action for indemnity or advancement of expenses under Subsection (c) of this Article, paid in advance by the Corporation prior to final disposition of such Action or Indemnitee Action, provided that the Corporation receives a written undertaking by or on behalf of the indemnitee to repay the amount advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified for such expenses.

         (c) RIGHT OF INDEMNITEE TO INITIATE ACTION. If a written claim under Subsection (a) or Subsection (b) of this Article is not paid in full by the Corporation within thirty days after such claim has been received by the Corporation, the indemnitee may at any time thereafter initiate an Indemnitee Action to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Indemnitee Action. The only defense to an Indemnitee Action to recover on a claim for indemnification under Subsection (a) of this Article shall be that the indemnitee's conduct was such that under Pennsylvania law the Corporation is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such Indemnitee Action that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its board of directors, independent legal counsel or its shareholders) that the indemnitee's conduct was such that indemnification is prohibited by Pennsylvania law, shall be a defense to such Indemnitee Action or create a presumption that the indemnitee's conduct was such that indemnification is prohibited by Pennsylvania law. The only defense to an Indemnitee Action to recover a claim for advancement of expenses under Subsection (b) of this Article shall be the indemnitee's failure to provide the undertaking required by Subsection (b) of this Article 8.

                                                                        8916 716

         (d) INSURANCE AND FUNDING. The Corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Article. The Corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

         (e) NON-EXCLUSIVITY; NATURE AND EXTENT OF RIGHTS. The rights to indemnification and advancement of expenses provided for in this Article shall
(i) not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement or by-law, charter provision, vote of shareholders or directors or otherwise,
(ii) be deemed to create contractual rights in favor of each indemnitee who serves the Corporation at any time while this Article is in effect (and each such indemnitee shall be deemed to be so serving in reliance on the provisions of this Article), and (iii) continue as to each indemnitee who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification under this Article and shall inure to the benefit of the heirs and legal representatives of each indemnitee. Any amendment or repeal of this Article or adoption of any By-Law or other provision of the Articles of the Corporation which limits in any way the right to indemnification or the right to advancement of expenses provided for in this Article shall operate prospectively only and shall not affect any action taken, or failure to act, by an indemnitee prior to the adoption of such amendment, repeal, By-Law or other provision.

         (f) PARTIAL INDEMNITY. If an indemnitee is entitled under any provision of this Article to indemnification by the Corporation some or a portion of the expenses or a liabilities paid or incurred by the indemnitee in the preparation, investigation, defense, appeal or settlement of any Action or Indemnitee Action but not, however, for the total amount thereof, the Corporation shall indemnify the indemnitee for the portion of such expenses or liabilities to which the indemnitee is entitled.

         IN TESTIMONY WHEREOF, the incorporator has signed and sealed these Articles of Incorporation this 20th day of February, 1989.


                                        Incorporator:

                                        /s/ Frank J. Rauktis      (SEAL)
                                       ---------------------------------
                                       Frank J. Rauktis
                                         Sole Incorporator

-------------------------------                                                        ----------------------------------------
                                                                                       BUREAU USE ONLY (T/C 53)
DSCB:BCL-206 (Rev.81)                                                                  Department of State Number
P.O. Naly CO., 427 Fourth Ave.,
Pgh., PA  15219
                                                                                       ----------------------------------------
COMMONWEALTH OF PENNSYLVANIA                       CORPORATION                         Box Number
DEPARTMENT OF STATE                            REGISTRY INFORMATION
CORPORATION BUREAU                                      FOR                            ----------------------------------------
308 NORTH OFFICE BUILDING                      DEPARTMENT OF STATE                     Filing Period     Inc. Date   3 4 5
HARRISBURG, PA  17120                              AND REVENUE
                                                                                       ----------------------------------------
                                               (FILE IN TRIPLICATE)                    Standard Industrial Code     Report Code
FILING FEE: NONE

==================================================================================================================================

[X]  BUSINESS CORPORATION                    [  ]  NON-PROFIT CORPORATION

[ ]  MOTOR VEHICLE FOR HIRE

--------------------------------------------------------------------------------
Name of Corporation/Business                                      Federal E.I.N.

Kentucky Ladder Company                                             Applied  For
--------------------------------------------------------------------------------
Location of Initial Registered Office in Pennsylvania (Street/Route, City, County, State, Zip Code)

93 Werner Road, P. O. Box 580
--------------------------------------------------------------------------------
(Street and Number or R.D. Number and Box)

Greenville                           Mercer              PA             16125
--------------------------------------------------------------------------------
(City or Town)                      (County)           (State)        (Zip Code)
--------------------------------------------------------------------------------

Mailing Address if different than #3 (location where correspondence, tax report forms, etc. are to be sent)

--------------------------------------------------------------------------------
(Street and Number/or R.D. Number and Box)

--------------------------------------------------------------------------------
(City or Town)                      (County)           (State)        (Zip Code)

--------------------------------------------------------------------------------
Foreign corporations: Location of proposed registered office
(Street and Number, Post Office, State)

--------------------------------------------------------------------------------
Date Business Started in P.A.

--------------------------------------------------------------------------------
Principal Officers (President, Vice President, Secretary, Treasurer)

--------------------------------------------------------------------------------
A. Name                     Title                        Social Security Number

Howard Solot          President & Chairman of the Board
--------------------------------------------------------------------------------
Home Address

--------------------------------------------------------------------------------
B. Name                     Title                         Social Security Number

Marc L. Werner            Treasurer                         ###-##-####
--------------------------------------------------------------------------------
Home Address

--------------------------------------------------------------------------------
C.  Name                     Title                        Social Security Number

Eric J. Werner            Secretary
--------------------------------------------------------------------------------
Home Address

--------------------------------------------------------------------------------
D.  Name

--------------------------------------------------------------------------------
Home Address

--------------------------------------------------------------------------------
Date and State of Incorporation or Organization

Date:  Pending           State:  Commonwealth of Pennsylvania
--------------------------------------------------------------------------------
Applicant is Operating as:

[xx] Corporation   [ ] An Individual  [ ] Co-Partnership

[ ] Joint Stock Association    [ ] Association of Individuals  [ ] Other
--------------------------------------------------------------------------------
Provide the Act of General Assembly or authority under which you are organized or incorporated (full citation of statute or status -- attach a separate sheet if more space is required) Act of May 5, 1933, P.L. 364, as amended
--------------------------------------------------------------------------------
Is the corporation authorized to issue capital stock?  No [ ]  Yes [X]

If yes, amount authorized?      3,000 shares of Common Stock
--------------------------------------------------------------------------------
Amount of Capital paid in and Date

Amount: None as of     Date:  2-20-89
--------------------------------------------------------------------------------
Is the Corporation part of a system operating in Pennsylvania  No [X] [ ] Yes
If yes, provide parent's box number, name and subsidiary corporation. (Attach a separate sheet listing subsidiary corporation).

Box Number:                    Name:
--------------------------------------------------------------------------------
Corporation's fiscal               Standard Industrial Classification Code
year ends:   December 31
--------------------------------------------------------------------------------
Describe principal Pa. business activity to be engaged in, within one year of this application date (attach separate sheet if necessary).
For Motor Vehicles: Include routes to be traveled.

Manufacture of climbing equipment

--------------------------------------------------------------------------------
For Foreign Corporations Only -- provide text of purpose as stated in articles.

--------------------------------------------------------------------------------

     STATEMENT OF CHANGE IN FILING PERIOD (APPLICABLE TO CORPORATIONS ONLY)

     The Corporation listed on the reverse side, with its principal office in Pennsylvania, certifies that its fiscal year closes on (attach explanation if needed) and that the Corporation reports to the U.S. Government on the same filing basis. Business was started in Pennsylvania on

--------------------------------------------------------------------------------
                                 CERTIFICATION

I/We certify that the information provided on this form has been examined and is, to the best of my/our knowledge true and correct.

                                             /s/ [Illegible]
                                          --------------------------------------
                                          (Incorporator of Proposed Domestic
                                          Business Corporation)


                                          --------------------------------------
                                         (Name of Foreign Corporation or
                                          Corporate Incorporator)

Attest
                                        By
--------------------------                --------------------------------------
(Secretary, Assistant                      (President, Vice President, Etc.)
Secretary, Etc.)

(Corporate Seal)

--------------------------------------------------------------------------------

                         DEPARTMENT OF STATE USE ONLY:

Certificate of Incorporation [ ] , Certificate of Domestication [ ], Certificate of Authority [ ], Issued by the Department of State on

the _____________________ date of ________________________, A.D. 19_______
--------------------------------------------------------------------------------
NOTE:     -    The Department of Revenue should be notified of any address changes and should be notified annually of any change in Corporate Officers or of a change in authority to issue capital stock.

          - All PA. Corporate Tax Reports, except those for Motor Vehicle For Hire, must be filed with the Commonwealth on the same fiscal basis as filed with the United States Government Motor Vehicle For Hire, i.e., Gross Receipts Tax Reports, must be filed on a calendar year basis only.

          -    This form must be mailed in triplicate to:
               Commonwealth of Pennsylvania
               Department of State
               Corporation Bureau
               Harrisburg, PA  17120

         In the case of a proposed business corporation, this Registry Statement shall be executed by one of the original corporate members. A corporate incorporator or a foreign business corporation shall be executed under the seal of the corporation by two authorized officers. The Registry Information must be submitted in triplicate, with one statement including a copy of the stated purposes of a foreign corporation. Only one copy need be manually signed. The remaining copies may be either conformed or facsimile copies.